UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

6.250% Senior Notes due 2032

On December 3, 2024, Select Medical Corporation (“Select”), a wholly owned subsidiary of Select Medical Holdings Corporation (“Holdings”), issued and sold $550 million aggregate principal amount of its 6.250% Senior Notes due 2032 (the “Notes”). The Notes and related guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act pursuant to an Indenture (the “Indenture”), dated December 3, 2024, by and among Select, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The issuance and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Interest on the Notes accrues at the rate of 6.250% per annum and is payable semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on June 1, 2025. The Notes will be Select’s senior unsecured obligations and are:

•	effectively subordinated to all of Select’s existing and future secured indebtedness, including Select’s senior secured credit facilities, to the extent of the value of the assets securing such indebtedness;

•	rank equal in right of payment to all of Select’s existing and future indebtedness that are not, by their terms, expressly subordinated in right of payment to the Notes;

•	rank senior in right of payment to all of Select’s existing and future indebtedness that are, by their terms, expressly subordinated in right of payment to the Notes; and

•	structurally subordinated to any existing and future indebtedness of any of Select’s subsidiaries that are not subsidiary guarantors.

The Notes are unconditionally guaranteed on a joint and several basis by each of Select’s direct or indirect existing and future domestic restricted subsidiaries other than certain non-guarantor subsidiaries.

Select may redeem some or all of the Notes prior to December 1, 2027 by paying a “make-whole” premium. Select may redeem some or all of the Notes on or after December 1, 2027 at specified redemption prices. In addition, prior to December 1, 2027, Select may redeem up to 40% of Notes with the net proceeds of certain equity offerings at a price of 106.250% pulse accrued and unpaid interest, if any. Select is obligated to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events. These restrictions and prohibitions are subject to certain qualifications and exceptions.

The Indenture contains covenants limiting the ability of Select and Select’s restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends or distributions or redeem or purchase stock, make certain investments, create liens, merge or consolidate with another company or transfer or sell assets, enter into agreements restricting the ability of the Select’s restricted subsidiaries to make distributions, loans or advances to Select or to other restricted subsidiaries, and enter into certain transactions with affiliates.

The foregoing descriptions of the Indenture, the Notes and related guarantees do not purport to be complete and are qualified in their entirety by reference to the Indenture and form of Note, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment No. 11 to the Select Credit Agreement

On December 3, 2024, Select and Holdings entered into Amendment No. 11 (the “Select Amendment”) to that certain Credit Agreement, dated as of March 6, 2017, by and among the Company, SMC, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended by Amendment No. 1, dated as of March 22, 2018, Amendment No. 2 dated as of October 26, 2018, Amendment No. 3, dated as of August 1, 2019, Amendment No. 4, dated as of December 10, 2019, Amendment No. 5, dated as of June 2, 2021, Amendment No. 6, dated as of February 21, 2023, Amendment No. 7, dated as of May 31, 2023, Amendment No. 8, dated as of July 31, 2023, Amendment No. 9, dated as of August 31, 2024, Amendment No. 10, dated July 26, 2024 and the Select Amendment, the “Select Credit Agreement”). Among other things, the Select Amendment: (i) established a new incremental term loan under the Select Credit Agreement in the aggregate principal amount of $1,050.0 million, (ii) extended the tenor of Select’s revolving credit facility to five years from the closing of the Notes offering, (iii) provided for an incremental revolving commitment in an aggregate principal amount of $50.0 million, and (iv) made certain other amendments to the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On December 3, 2024, Holdings issued a press release announcing Select had closed the offering of $550 million aggregate principal amount of 6.250% Senior Notes due 2032. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 3, 2024, by and among Select Medical Corporation, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Forms of 6.250% Senior Notes due 2032 (included within the Indenture filed as Exhibit 4.1).

10.1	Amendment No. 11, dated December 3, 2024, to the Credit Agreement, dated as of March 6, 2017, by and among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other lenders and issuing banks party thereto, as amended by Amendment No. 1, dated as of March 22, 2018, Amendment No. 2, dated as of October 26, 2018, Amendment No. 3, dated as of August 1, 2019, Amendment No. 4, dated as of December 10, 2019, Amendment No. 5, dated as of June 2, 2021, Amendment No. 6, dated as of February 21, 2023, Amendment No. 7, dated as of May 31, 2023, Amendment No. 8, dated as of July 31, 2023, Amendment No. 9, dated as of August 31, 2023 and Amendment No. 10, dated as of July 26, 2024 .

99.1	Press Release, dated December 3, 2024, announcing the closing of the offering of $550 million of 6.250% Senior Notes due 2032.

104	Cover Page Interactive Data File (embedded with the Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: December 4, 2024	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary